As filed with the Securities and Exchange Commission on October 2, 2007.
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WSFS Financial Corporation
(Exact name of Registrant as specified in its charter)

Delaware	22-2866913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Delaware Avenue
Wilmington, Delaware 19801
(Address of principal executive offices)

WSFS Financial Corporation 2005 Incentive Plan
(Full Title of the Plan)

Stephen A. Fowle
Chief Financial Officer
WSFS Financial Corporation
500 Delaware Avenue
Wilmington, Delaware 19801
(302) 792-6000
(Name, address and telephone number of agent for service)

Copies to:
Evan M. Seigel, Esq.
Richard Fisch, Esq.
Malizia Spidi & Fisch, PC
901 New York Avenue, N.W.
Suite 210 East
Washington, D.C. 20001
(202) 434-4660

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock $0.01 par value per share	462,000 shares	$63.29	(2)	$29,239,980	$897.67

(1)

Maximum number of additional shares issuable under the WSFS Financial Corporation 2005 Incentive Plan, as such amount may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.

(2)

In accordance with Rule 457(h) the registration fee has been calculated based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq Global Select Market on September 28, 2007 of $63.29 per share ($29,239,980 in aggregate).

This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 (“1933 Act”) and Rule 462 of the 1933 Act.

* * * * * * *

Note:  This registration statement registers 462,000 additional shares of Common Stock of the Registrant to be issued under the WSFS Financial Corporation 2005 Incentive Plan for which a registration statement on Form S-8, (Commission File No. 333-127225, has been filed and is effective. In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of such prior registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington in the State of Delaware, as of October 1, 2007.

WSFS FINANCIAL CORPORATION

Date:	October 1, 2007	By:	/s/Mark A. Turner
Mark A. Turner
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of WSFS Financial Corporation, do hereby severally constitute and appoint Mark A. Turner as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Mark A. Turner may deem necessary or advisable to enable WSFS Financial Corporation, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company’s Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Mark A. Turner shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:	October 1, 2007	By:	/s/Mark A. Turner
Mark A. Turner
President and Director
(Principal Executive Officer)

Date:	October 1, 2007	By:	/s/ Charles G. Cheleden
Charles G. Cheleden
Vice Chairman and Director

Date:	October 1, 2007	By:	/s/ Marvin N. Schoenhals
Marvin N. Schoenhals
Chairman

Date:	October 1, 2007	By:	/s/ John F. Downey
John F. Downey
Director

Date:	October 1, 2007	By:	/s/ Linda C. Drake
Linda C. Drake
Director

Date:	October 1, 2007	By:	/s/ David E. Hollowell
David E. Hollowell
Director

Date:	October 1, 2007	By:	/s/ Joseph R. Julian
Joseph R. Julian
Director

Date:	October 1, 2007	By:	/s/ Dennis E. Klima
Dennis E. Klima
Director

Date:	October 1, 2007	By:	/s/ Calvert A. Morgan, Jr.
Calvert A. Morgan, Jr.
Director

Date:	October 1, 2007	By:	/s/ Thomas P. Preston
Thomas P. Preston
Director

Date:		By:
Scott E. Reed
Director

Date:	October 1, 2007	By:	/s/ Claibourne D. Smith
Claibourne D. Smith
Director

Date:	October 1, 2007	By:	/s/ Stephen A. Fowle
Stephen A. Fowle
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description

5.1	Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

23.1	Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP

24	Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein

99.1	WSFS Financial Corporation 2005 Incentive Plan, as amended